August 22, 2025
Davis New York Venture Fund, Inc.
2949 East Elvira Road, Suite 101
Tucson, Arizona, 85756

Ladies and Gentlemen:
We have acted as counsel to Davis New York Venture Fund, Inc., a Maryland corporation, in connection with the Davis New York Venture Fund, Inc. Registration Statement on Form N-14 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), relating to the transfer of all of the assets of Selected International Fund (“Acquired Fund”), a series of Selected International Fund, Inc., to Davis International Fund (the “Acquiring Fund,” together with the Acquired Fund, the “Funds”), a series of Davis New York Venture Fund, Inc., in exchange for the issuance of shares of beneficial interest of the Acquiring Fund (the “Shares”), and the assumption of the liabilities, if any, of the Acquired Fund, pursuant to the proposed reorganizations as described in the Registration Statement and the form of Agreement and Plan of Reorganization (the “Agreement”) by and between Davis New York Venture Fund, Inc. and Selected International Fund, Inc., on behalf of the Acquiring Fund and the Acquired Fund (the “Reorganization”).
We have acted as counsel to Davis New York Venture Fund, Inc. with respect to the filing of the Registration Statement. Further, we have acted as counsel to Davis New York Venture Fund, Inc. and Selected International Fund, Inc. in connection with the matters discussed herein, and have requested a waiver of any conflicts that may be presented by such dual representation from each of the respective entities.
The Agreement will provide for the transfer of the Selected International Fund’s assets to, and the assumption of the Selected International Fund’s liabilities, if any, by the Davis International Fund in exchange solely for a number of Shares of the Davis International Fund determined in the manner specified in the Agreement. Such Shares will be distributed to the Selected International Fund’s shareholders followed by the subsequent liquidation of the Selected International Fund.
You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For the purposes of rendering this opinion, we have examined the Registration Statement, including the form of Agreement filed as part thereof, such statutes, regulations, Davis International Fund’s records and other documents and reviewed such questions of law that we deemed necessary or appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on representations by an officer of Davis New York Venture Fund, Inc. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind including, but not limited to, the assumption that the Agreement will be approved, in substantially the same form as that reviewed by us and by the Board of Directors of the Selected International Fund, Inc., and that the Agreement will be executed, in substantially the same form as that reviewed by us, by a duly authorized officer of each of Davis New York Venture Fund, Inc. and Selected International Fund, Inc. We have not verified any of such assumptions.
You have advised us that Davis New York Venture Fund, Inc. has elected to rely upon Rule 24f-2 under the Investment Company Act of 1940, as amended, in order to register an indefinite number of shares of the Davis International Fund. You have advised us that Davis New York Venture Fund, Inc. has, at all relevant times timely filed, and will, from year to year, continue to timely file a notice pursuant to Rule 24f-2 perfecting the registration of the Shares sold by it during each fiscal year during which such registration of an indefinite number of Shares remains in effect. You have also informed us that the Shares will be sold in accordance with Section 5(b) of the 1933 Act.
Our opinion, as set forth below, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the corporate laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as Davis New York Venture Fund, Inc. We express no opinion with respect to any other laws, and we note that we do not undertake to advise you of any changes in law or circumstances that may come to our attention in the future.
Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to, and as described in, the Registration Statement have been duly authorized for issuance by Davis New York Venture Fund, Inc.; and, when issued and delivered upon the terms and as provided in the Agreement, the Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and non-assessable.
This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with and as an exhibit to the Registration Statement, and to the reference to this firm in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.
Sincerely,

/s/ Greenberg Traurig, LLP